Exhibit 4.27.2

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to the Credit Agreement (as defined below), dated as of January 22, 2009 (this “Amendment No. 2”), is entered into by and among CEMEX, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing pursuant to the laws of the United Mexican States (the “Borrower”), CEMEX MÉXICO, S.A. de C.V., a sociedad anónima de capital variable organized and existing pursuant to the laws of the United Mexican States (the “Guarantor”) and BANCO BILBAO VIZCAYA ARGENTARIA, S.A. acting through its NEW YORK BRANCH (the “Lender”).

RECITALS

A. The Borrower, the Guarantor, and the Lender, are parties to that certain credit agreement, dated as of June 25, 2008, in the amount of U.S.$500,000,000, as amended by Amendment No. 1 to the Credit Agreement, dated as of December 19, 2008 (as now or hereafter amended, restated, waived or otherwise modified, the “Credit Agreement”).

B. The Borrower has requested that the Lender consent to the following amendment to the Credit Agreement.

C. This Amendment No. 2 shall constitute a Transaction Document and these Recitals shall be construed as part of this Amendment No. 2.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loan and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrower by the Lender, the Borrower and the Lender hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment No. 2 shall have the same meanings ascribed to them in the Credit Agreement.

2. Amendments. Subject to Section 4, the Credit Agreement is hereby amended as follows:

2.1 The definition for “EBITDA” in Section 1.01 (“Certain Definitions”) shall be deleted and replaced in its entirety with the following language:

““EBITDA” means, for any period, the sum for the Borrower and its Subsidiaries, determined on a consolidated basis of (a) operating income (utilidad de operación), (b) cash interest income and (c) depreciation and amortization expense, in each case determined in accordance with Mexican FRS, subject to the adjustments herein, consistently applied for such period and adjusted for Discontinued EBITDA as follows: if the amount of Discontinued EBITDA is a positive amount, then EBITDA shall increase by such amount, and if the amount of Discontinued EBITDA is a negative amount, then EBITDA shall decrease by the absolute value of such amount. For the purposes of calculating EBITDA for any applicable period pursuant to any determination of the Consolidated Net Debt / EBITDA Ratio (but not the Consolidated Fixed Charge Coverage Ratio): (A) (i) if at any time during such applicable period the Borrower or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such applicable period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the

EXECUTION VERSION

property that is the subject of such Material Disposition for such applicable period (but when the Material Disposition is by way of lease, income received by the Borrower or any of its Subsidiaries under such lease shall be included in EBITDA) and (ii) if at any time during such applicable period the Borrower or any of its Subsidiaries shall have made any Material Acquisition, EBITDA for such applicable period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such applicable period. Additionally, if since the beginning of such applicable period any Person that subsequently shall have become a Subsidiary or was merged or consolidated with the Borrower or any of its Subsidiaries as a result of a Material Acquisition occurring during such applicable period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or any of its Subsidiaries during such applicable period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such applicable period; and (B) all EBITDA for each applicable period ending on or after December 31, 2008 will be recalculated by multiplying each month’s EBITDA by the Ending Exchange Rate and dividing the amount obtained thereto by the exchange rate used by the Borrower in preparation of its monthly financial statements in accordance with Mexican FRS to convert U.S.$ into Mexican pesos (such recalculated EBITDA being the “Recalculated EBITDA”), provided, that, the Lender shall have the option, with respect to any Reference Period ending after December 31, 2009, to discontinue the incorporation of Recalculated EBITDA into the Consolidated Net Debt/EBITDA Ratio (the “Discontinue Option”). The Lender may exercise the Discontinue Option upon notice to the Borrower of such exercise in writing (the “Notice of Discontinuance”) at least thirty (30) days prior to the end of such Reference Period. Subject to the foregoing notice requirements, such Discontinue Option shall be effective for each Reference Period ending after the date of such Notice of Discontinuance to the Borrower as set forth herein.”

2.2 The definition for “Ending Exchange Rate” in Section 1.01 (“Certain Definitions”) shall be deleted and replaced in its entirety with the following language:

““Ending Exchange Rate” means the exchange rate at the end of a Reference Period for converting U.S.$ into Mexican pesos, used by the Borrower and its auditors in preparation of the Borrower’s financial statements in accordance with Mexican FRS.”

2.3 The definition of “U.S.$/Euro EBITDA” in Section 1.01 (“Certain Definitions”) shall be deleted in its entirety.

3. Representations and Warranties. The Borrower and the Guarantor hereby represent and warrant to the Lender that:

3.1 The representations and warranties of the Borrower contained in the Credit Agreement are true and correct as of the date of this Amendment No. 2; provided, however, that with respect to Section 5.11 (“Ownership of Property”), the representations and warranties are true and correct, other than as is set forth in the Risk Factors in the Borrower’s Form 20-F for the year ended December 31, 2007 filed with the SEC and updated in the Borrower’s Form 6-K filed on August 19, 2008 with the SEC, in each case with respect to CEMEX Venezuela S.A.C.A.

3.2 The representations and warranties of the Guarantor contained in the Credit Agreement are true and correct as of the date of this Amendment No. 2.

3.3 The execution, delivery and performance by the Borrower and the Guarantor of this Amendment No. 2 has been duly authorized by all necessary corporate action, and this Amendment

EXECUTION VERSION

No. 2 constitutes the legal, valid and binding obligation of the Borrower and the Guarantor enforceable against the Borrower and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or general equity principles.

3.4 The execution, delivery and performance of this Amendment No. 2 does not, and will not, contravene or conflict with any provision of (i) any Requirement of Law, (ii) any judgment, decree or order, or (iii) the certificate or articles of incorporation or by-laws or other constituent documents of the Borrower and the Guarantor, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any Contractual Obligation applicable to the Borrower and the Guarantor.

3.5 No Default or Event of Default exists under the Credit Agreement or any other Transaction Document or will exist after or be triggered by the execution, delivery and performance of this Amendment No. 2. In addition, the Borrower and the Guarantor hereby represent, warrant and reaffirm that the Credit Agreement, the Note and each of the other Transaction Documents remain in full force and effect.

4. Conditions Precedent to Effectiveness. The effectiveness of the amendments set forth in Section 2 hereof are in each instance subject to the satisfaction of each of the following conditions precedent (the date on which all such conditions precedent are satisfied or waived being the “Amendment No. 2 Effective Date”):

4.1 Amendment No. 2. This Amendment No. 2 shall have been duly authorized, executed and delivered by each of the Borrower, the Guarantor and the Lender.

4.2 No Default. After giving effect to this Amendment No. 2, no Default or Event of Default shall have occurred and be continuing, or would result from the execution or effectiveness of this Amendment No. 2.

4.3 No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2007 (excluding the financial condition and events previously disclosed in (i) the Borrower’s filings made with the SEC or the Bolsa Mexicana de Valores, S.A.B de C.V. after December 31, 2007; or (ii) in the Borrower’s unaudited financial statements for each of the first three fiscal periods of 2008).

4.4 Solvency. Each of the Borrower and the Guarantor is, and after giving effect to each of the transactions contemplated by this Amendment No. 2 and the Transaction Documents will be, Solvent.

4.5 Miscellaneous. The Lender shall have received such other agreements, instruments and documents as the Lender may reasonably request.

4.6 Other Facilities. This Amendment shall not be effective until the debt obligations set forth on Exhibit A attached hereto have been amended in form and substance reasonably satisfactory to the Lender and the Borrower shall have notified the Lender in writing of such modification.

5. Reference to and Effect Upon the Credit Agreement and other Transaction Documents.

5.1 Full Force and Effect. Except as specifically provided herein, the Credit Agreement, the Note and each other Transaction Document shall remain in full force and effect and each Transaction Document, the Note and the Credit Agreement is hereby ratified and confirmed by the Borrower.

EXECUTION VERSION

5.2 No Waiver. The execution, delivery and effect of this Amendment No. 2 shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition (except as specifically provided herein) of the Credit Agreement, the Note or any other Transaction Document, (ii) prejudice any right, power or remedy which the Lender now has or may have in the future under or in connection with the Credit Agreement or any other Transaction Document or (iii) constitute a novation of any of the obligations under the Credit Agreement, the Note, and the other Transaction Documents.

5.3 Certain Terms. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Transaction Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by telecopier shall be as effective as delivery of a manually executed counterpart signature page to this Amendment No. 2.

7. Costs and Expenses. As provided in the Credit Agreement, the Borrower shall pay the reasonable fees, costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment No. 2 (including, without limitation, attorneys’ fees).

8. GOVERNING LAW. THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

9. Headings. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the date first written above.

CEMEX, S.A.B. DE C.V., as Borrower

By	/s/ Agustin Blanco
Name:	Agustin Blanco
Title:	Attorney-in-fact

[Amendment No. 2 to BBVA Facility – Cemex S.A.B. de C.V.]

IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the date first written above.

CEMEX MÉXICO, S.A. DE C.V., as Guarantor

By	/s/ Agustin Blanco
Name:	Agustin Blanco
Title:	Attorney-in-Fact

[Amendment No. 2 to BBVA Facility – Cemex México, S.A. de C.V.]

IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the date first written above.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as Lender

By	/s/ Rodolfo Hare
Name:	Rodolfo Hare
Title:	Vice President, Global Corporate Banking

By	/s/ Guillerme Gobbo
Name:	Guillerme Gobbo
Title:	Vice President, Global Corporate Banking

[Amendment No. 2 to BBVA Facility – Banco Bilbao Vizcaya Argentaria, S.A., New York Branch]

EXHIBIT A

(1)	Amended and Restated Credit Agreement, dated as of June 6, 2005, by and among CEMEX S.A.B. de C.V., as borrower, CEMEX México S.A. de C.V. and Empresas Tolteca de México S.A. de C.V., as guarantors, Barclays Bank PLC, New York Branch, as issuing bank and documentation agent, ING Bank N.V., as issuing bank, the several lenders party thereto, and Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as joint bookrunner, Citigroup Global Markets Inc., as joint bookrunner and syndication agent, and ING Capital LLC, as joint bookrunner and administrative agent, for an aggregate principal amount of U.S.$700,000,000, as amended by Amendment No. 1 thereto, dated as of June 21, 2006, the Amendment and Waiver Agreement, dated as of December 1, 2006, the Third Amendment to Credit Agreement, dated as of May 9, 2007, the Waiver Agreement, dated as of November 30, 2007 and the Fourth Amendment to Credit Agreement, dated as of December 19, 2008.

(2)	Credit Agreement, dated as of May 31, 2005, by and among CEMEX S.A.B. de C.V., as borrower, CEMEX México S.A. de C.V. and Empresas Tolteca de México S.A. de C.V., as guarantors, the several lenders party thereto, Barclays Bank PLC, New York Branch, as administrative agent, Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as joint lead arranger and joint bookrunner, and Citigroup Global Markets Inc., as documentation agent, joint lead arranger and joint bookrunner, for an aggregate principal amount of U.S.$1,200,000,000, as amended by Amendment No. 1 thereto, dated as of June 19, 2006, the Amendment and Waiver Agreement, dated as of November 30, 2006, the Third Amendment to Credit Agreement, dated as of May 9, 2007, the Limited Waiver Agreement, dated as of November 30, 2007 and the Fourth Amendment to Credit Agreement, dated as of December 19, 2008.

(3)	Amended and Restated Facilities Agreement, dated as of December 19, 2008, by and among New Sunward Holding B.V., as borrower, CEMEX S.A.B. de C.V., CEMEX México S.A. de C.V. and Empresas Tolteca de México S.A. de C.V., as original guarantors, Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas and Citigroup Global Markets, Inc., as arrangers, and Citibank, N.A. as agent and on behalf of the finance parties, for an aggregate principal amount of U.S.$700,000,000.

(4)	Senior Unsecured Maturity Loan “A” Agreement, dated as of December 31, 2008, by and among NSH, as borrower, CEMEX S.A.B. de C.V., and CEMEX México S.A. de C.V., as guarantors, HSBC Securities (USA) Inc., as sole structuring agent, HSBC Securities (USA) Inc., Banco Santander, S.A., and The Royal Bank of Scotland Plc, each as joint lead arranger and joint bookrunner, ING Capital LLC, as administrative agent, and the several lenders party thereto, for an aggregate principal amount of U.S.$525,000,000.

(5)	Senior Unsecured Maturity Loan “B” Agreement, dated as of December 31, 2008, by and among NSH, as borrower, CEMEX S.A.B. de C.V., and CEMEX México S.A. de C.V., as guarantors, HSBC Securities (USA) Inc., as sole structuring agent, HSBC Securities (USA) Inc., Banco Santander, S.A., and The Royal Bank of Scotland Plc, each as joint lead arranger and joint bookrunner, ING Capital LLC, as administrative agent, and the several lenders party thereto, for an aggregate principal amount of U.S.$525,000,000.